EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98958, 333-92477, 333-92479, 333-43490,
333-48830) and on Form S-3 (No. 33-98728) of Cree, Inc. of our report dated December 12, 2000 except for Note 11 which is dated December 29, 2000, relating to the financial statements of UltraRF, a division of Spectrian Corporation, which appears in the Current Report on Form 8-KA of Cree, Inc. dated , March 19, 2001.


/s/ PRICWATERHOUSECOOPERS LLP

San Jose, California
March 19, 2001